News Release
Tupperware Brands Corp.
14901 S. Orange Blossom Trail
Orlando, FL 32837
Investor Contact: Jane Garrard (407) 826-4475

Tupperware Brands Corporation Suspends Quarterly Dividend
Company Focused on Improving Financial Flexibility and Driving Profitability

ORLANDO, FL., November 8, 2019 -- (NYSE: TUP) Tupperware Brands Corporation today announced that its Board of Directors has decided to suspend the Company’s quarterly common dividend. The Capital Allocation Committee of the Board and management are working together to improve financial flexibility and drive profitability in the short term.

Safe Harbor Statement
Statements contained in this release that are not historical fact are forward-looking statements. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any views expressed herein. These risks and uncertainties include risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended.

Tupperware Brands Corporation, through an independent sales force of 3.1 million, is the leading global marketer of innovative, premium products across multiple brands utilizing social selling. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products through the Avroy Shlain, Fuller Cosmetics, NaturCare, Nutrimetics, and Nuvo brands.

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